Employment Agreement – Integrity Mutual Funds, Inc.

Jerry J. Szilagyi - Employment Agreement

AGREEMENT effective as of April 1, 2004 by and between Integrity Mutual Funds, Inc., a Corporation organized and existing under the laws of the State of North Dakota, having an office and principal place of business at I North Main, Minot, North Dakota 58703 (hereinafter referred to as the ‘Employer” or “Company”), and Jerry J. Szilagyi, an individual residing at 5 Abbington Drive, Lloyd Harbor, New York 11743, (hereinafter referred to as the “Employee”).

WITNESSETH:

WHEREAS, Employer desires to procure the services and access the business knowledge and contacts of Employee upon the terms herein set forth; and

WHEREAS, Employee desires to render services upon the terms herein set forth; and

WHEREAS, this Agreement will replace in its entirety the prior employment agreement between Employer and Employee dated May 1, 2003.

NOW THEREFORE, in consideration of the premises herein, and the mutual promises and undertakings herein contained and for other good and valuable consideration, the parties agree as follows:

The Employer hereby employs the Employee and the Employee hereby accepts employment upon the terms and conditions hereinafter set forth.

1.     Purpose: This contract is made in order that the Employer may procure access to: (i) the investment industry knowledge, (ii) investment industry contacts and (iii) strategic planning and business acquisition experience of Employee. Employee agrees to devote Employee’s professional and business knowledge, energies and endeavors to the business of Employer in the manner directed by the Employer’s Chief Executive Officer (CEO) and/or Board of Directors of Integrity Mutual Funds, Inc., and shall operate at all times in strict accordance with the ethical standards of a securities and business professional.

2.     Duties. The Employee agrees to act as Senior Vice President for Business Development. Employee shall report to the Employer’s CEO and/or Board of Directors of Integrity Mutual Funds, Inc. Employee’s areas of responsibility shall include but are not limited to:

a)            Strategic planning for the Employer through interaction, collaboration and work with the Employer’s management team.

b)            Assist senior management with the development and execution of a business plan including strategic initiatives with specific emphasis on mergers and acquisitions, all with the goal of enhancing Employer’s shareholder value.

c)            Identification, structuring and closing strategic growth transactions.

d)            Corporate finance and capital raising or restructuring on behalf of the Employer.

e)            Such further responsibilities which are consistent with Employee’s position, title and experience as are reasonably assigned or directed to Employee by the Employer’s CEO and/or Board of Directors of Integrity Mutual Funds, Inc.

3.      Employee may continue to do consulting work with Abbington Capital Group LLC (with prior consent of Employer for each new project) so long as it does not interfere with his duties with Employer, create actual or appearance of conflict of interest with Employer, or detract from time and responsibilities more appropriately devoted to Employer’s interests. Employee will pay Employer 50% of any fees earned on Abbington Capital Group consulting projects related to merger and acquisition and strategic advisory services for investment management and other financial firms that are initiated during the term of this Agreement.

4.      Employer will indemnify Employee for claims against Employee that arise from lawful actions of the Employee done within the scope of Employee’s employment.

5.      Term: Subject to the provisions for termination as hereinafter provided, the term of this Agreement shall begin and be effective on the effective date written above, and shall continue for a period of three years thereafter (until March 31, 2007) unless otherwise terminated pursuant to terms of this agreement (the “Initial Term”). At each annual anniversary during the Initial Term, the Employer and Employee may mutual agree in writing to terminate or otherwise modify the terms of this Agreement. After the Initial Term, the term of this Agreement shall be automatically renewed for successive one-year periods upon the same terms and conditions existing at the end of term most recently ended unless either party hereto shall notif~’ the other party hereto in writing at least 30 days prior to the expiration of the Initial Term or any renewal term, as the case may be, that the term of this Agreement will not be renewed at the end of the Initial Term or any renewal term, as the case may be.

6.      Employee shall be allowed to work out of a home office in New York or an office maintained by Employer in Long Island, New York, for a portion of his time. Employee agrees that he must spend a minimum of fifty working days annually in the Minot, North Dakota office of Employer or other offices maintained by Employer outside of New York. Employee will be reimbursed up to a maximum of $2,500 per month cumulative for travel to and temporary living expenses in Minot, North Dakota. Amounts above $2,500 per month must be specifically authorized in advance by the Employer’s CEO.

7.      Salary Compensation: For all services rendered by the Employee during the term of this Agreement, the Employer shall pay to the Employee as salary (or other applicable payment) the sum of one hundred twenty thousand dollars ($120,000) per year as salary, which sum shall be payable under the Employer’s normal salary payment schedule commencing on the last day of the month of March, 2004 and continuing for the entire term hereof. All salary compensation provided for in this Agreement shall be subject to the Employer deducting therefrom Social Security, Medicare, federal and state income taxes and any and all withholding payments as may be required by law.

8.      Bonus Override: Employee will receive a bonus override (hereinafter referred to as the “Bonus”) equal to two percent (2.0%) of the revenue associated with Integrity Mutual Funds, Inc. mutual fund business segment excluding commission and rule 12b-1 fee revenue received by the funds’ distributor. Said amount shall be determined in accordance with GAAP and the amounts as confirmed by the independent auditor regularly engaged by Employer shall be the final determination of the revenue amount. The Bonus will be paid monthly based on the calendar month mutual fund segment revenue as reported by Employer. If Employee is employed for less than the full calendar month, the Bonus will be prorated.

9.      Finder’s Fee: Employee will receive a finder’s fee (hereinafter referred to as the “Finder Fee”) equal to 25 basis points (0.0025) of new assets under management that the Company or its affiliates receives as a result of Employee’s sourcing, negotiating, structuring or other assistance in executing joint venture or similar strategic transactions. The Finder Fee will be paid at the time when new assets under management are received by the Company. New assets under management as a result of sales generated through the Employer’s wholesalers and acquisitions covered under Section 10 will be excluded from the Finder Fee.

10.      Success Fee: Employee will receive a success fee (hereinafter referred to as the “Success Fee”) calculated under the Lehman formula (defined as 5% of the first $1 million of transaction value plus 4% of the second $1 million of transaction value and soon until 1% of amounts over $4 million) upon the successful completion of mergers, acquisitions or similar transactions of the Company as a result of Employee’s sourcing, negotiating, structuring or other assistance in executing such transactions. The Success Fee may be paid as a consulting fee to Abbington Capital Group LLC if mutually agreed by the parties. If an outside “finder” is to be paid a finder’s fee on a transaction, Employee and the Company will renegotiate the Success Fee payable under this Section 10 on mutually agreeable terms.

11.      Royalty: Employee will receive a royalty payment (hereinafter referred to as the “Royalty”) equal to an annual rate of 5 basis points (0.0005) times the Company’s assets under management in products related to transactions subject to sections 9 and 10 of this agreement. Such Royalty payment will be calculated and paid quarterly based on assets under management at the end of each calendar quarter.

12.      Options: Employee will receive options to purchase 2,000,000 of Employer’s common shares (currently traded under the symbol IMFD) at a price of $0.50 per share pursuant to the terms of this Section 12. Such options will vest at the rate of 250,000 per calendar quarter (each three months) starting from March 31, 2004 and have an expiration date ten years from each vesting date. The number of options and the common share purchase price will be subject to adjustment upon stock splits or other similar restructuring of Employer’s common shares. If the Employee’s employment with Employer is terminated for reasons outlined under section 19 of this agreement, all unvested options will be forfeited. If the Employee’s employment with Employer is terminated by the Employer for any other reason, or if Employer is involved in a corporate transaction where there is a change of control of the Company, all unvested options will become vested on the termination or change of control date.

13.      Other Employee Benefits

(a)      The Employer shall pay for and/or reimburse the Employee for the cost of attending required professional, management or technical seminars and maintaining professional licenses and designations.

(b)      The Employer shall maintain for the benefit of the Employee such medical, hospitalization, life and disability insurance with Employee to receive at a minimum, those benefits provided to other executive officers. The Employer agrees to provide Employee with Group term life insurance for one times Employee’s annual salary up to $100,000 commencing May 1, 2004. The Company will also provide for group long-term disability commencing May 1,2004. Employer agrees to provide Employee with long-term disability insurance with benefits equal to Employees salary.

(c)      The Employee is authorized to incur reasonable expenses for promoting and advancing the business of the Employer, including the expenses for entertainment, travel and similar items. The Employer will pay for and/or reimburse the Employee for all such reasonable expenses upon the presentation by the Employee, from time to time, of an itemized account of such expenditures in a form complying with all applicable rules and regulations of the Internal Revenue Service and reasonable requirements of the Employer.

(d)      The Employee shall be entitled to a vacation of up to four weeks per calendar year, or pro rata for a portion of a calendar year, without a reduction in compensation. The time of said vacation shall be determined by Employee with reasonable notice to be given to the Employer.

(e)      The Employee shall be entitled to sick leave in accordance with regular Employer policies without a reduction of Employee’s salary.

(f)      The Employee will participate in and receive any available benefits to employees under the Employer’s current 401K plan and any future pension, profit sharing or retirement plans which the Company may install, in accordance with the provisions of each plan.

(g)      The Employee will participate in and receive any available benefits or distributions to employees under the Employer’s current ESOP plan in accordance with the provisions of such plan.

14.      Key Man Life Insurance: The Employer may, in its discretion, at any time after the execution of this Agreement, maintain for its own benefit, insurance on the life of the Employee, in such amounts and in such form or forms as the Employer may choose. The Employee shall have no interest whatsoever in any such policy or policies, but shall, at the request of the Employer, submit to such medical examinations, supply such information and execute such documents as may be required by the insurance company or companies to whom the Employer has applied for such insurance.

15.      Confidentiality and Disclosure of Information: The Employee recognizes and acknowledges that the Employer is engaged in the furnishing of certain financial services, securities brokerage and other customer related services some of which are intangible and not quantifiable and that there may be techniques and concepts which become a part of the proprietary rights of the Employer in and to the Employer’s techniques, operations and procedures. During the course of Employee’s employment hereunder, the Employee may develop or come into contact with, as same may exist from time to time, such techniques, operations and procedures, all of which are valuable, special and unique assets of the Employer’s business. The Employee shall not, during or after the term of Employee’s employment, without the prior written consent of the Employer, remove any software, files, records, lists, materials, documents, names or other matters which may come to Employee’s attention, including copies or abstractions therefrom, or Employee’s own notes made therefrom; disclose the names of the Employer’s customers, other employees or agents or any part thereof, nor make use of, nor disclose, divulge or reveal the files, records, materials, documents, or client names, owned by the Employer to any person, firm, corporation, association or any other entity, for any reason or purpose harmful to the company. The Employee further covenants and agrees that Employee shall retain all such knowledge and information which Employee shall acquire and develop during Employee’s employment respecting the customers and other confidential information in trust for the sole benefit of the Employer and its successors and assigns. In the event of a breach or threat of breach by the Employee of the provisions of this paragraph, the Employer shall be entitled to an injunction, restraining the Employee from any breach or threatened breach of the terms of this Agreement without the posting of any bond or security. Nothing herein shall be construed as prohibiting the Employer from pursuing any other remedies available to the Employer for such breach or threat of breach, including the recovery of actual damages incurred from the Employee.

16.      Non Solicitation of Employees and Agents: Employee during the period commencing on the date hereof and ending one year after the termination of the Employee’s employment by Employer for any reason, the Employee shall not directly or indirectly induce or attempt to induce any of the employees or representatives of Employer to leave the employ of or association with Employer, or solicit the business of any client or customer of Employer.

17.      No Relationship with Local Competitor. During the period commencing on the date hereof and ending five years after the termination of the Employee’s employment by Employer for any reason, the Employee shall not be employed by, consult for, invest in, utilize the services of, or otherwise maintain any business relationship with Viking Fund Management, LLC, Viking Fund Distributors, LLC or Viking Mutual Funds of Minot, North Dakota or any successor or successors thereof.

18.      Covenant to Report: All written materials, records, software and documents made by the Employee or coming into Employee’s possession during the term of this Agreement concerning the business or affairs of the Employer, shall be the sole property of the Employer, and upon the termination of the employment period or upon the request of the Employer during this period, the Employee shall promptly deliver the same to the Employer, or any affiliate designated by it. The Employee agrees to render to the Employer, or any affiliate designated by it, such reports of the activities undertaken by the Employee or conducted under the Employee’s discretion pursuant hereto during the employment period as the Employer may request. In the event of a breach or threat of breach by the Employee of the provisions of this paragraph, the Employer shall be entitled to an injunction, restraining the Employee from any breach or threatened breach of the terms of this Agreement. Nothing herein shall be construed as prohibiting the Employer from pursuing any other remedies available to the Employer for such breach or threat of breach, including the recovery of actual damages incurred from the Employee.

19.      Termination: All compensation, including fringe benefits, if any, shall cease upon termination of employment if terminated in accordance with this section. This Agreement may be terminated by mutual written agreement and may also terminate upon the Employee’s commission of an act of fraud, misappropriation or embezzlement by the Employee in the performance of his duties to the Employer or willful misconduct or gross negligence by the Employee in the performance of his duties to the Employer or the conviction of a crime or violation of any federal, state or self regulatory organization rule or regulation by Employee which would by law or regulatory rule prevent or impair Employee from carrying out his duties and responsibilities under this agreement.

20.      Death or Disability: Upon the death or disability of the Employee, Employer will continue to provide all compensation and fringe benefits outlined in this Agreement to the Employee, or his estate or heirs as the case may be, for a period of six months from the date of death or disability. After six months all compensation and fringe benefits will terminate.

21.      Amendment or Alterations: No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both the Employer and the Employee.

22.      Choice of Law and Venue: This Agreement shall be governed by the laws of the State of North Dakota. Any action brought concerning this contract shall be venued in Minot, North Dakota.

23.      Notices: Any notices or tenders required or permitted to be given under this Agreement shall be sufficient, if in writing and if sent by registered mail to the residence of the Employee or to the residence of the legal representative of the estate of the Employee or to the principal place of business of the Employer and shall be deemed given when mailed.

24.      Waiver of Breach: The waiver by Employer or by Employee of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach by either of the parties hereto.

25.      Binding Effect: The terms of the Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, successors and assigns.

26.      Entire Agreement: This instrument contains the entire agreement of the parties.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

Employer:

Integrity Mutual Funds, Inc.

By: /s/ Robert E. Walstad

Print Name and Title: Robert E. Walstad, CEO

Employee:

Jerry J. Szilagyi

Signature:/s/ Jerry J. Szilagyi